EXHIBIT 23(J)(II) UNDER FORM N-1A
                                              EXHIBIT 24 UNDER ITEM 601/REG. S-K






            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We  consent  to  the  references  to  our  firm  under  the  caption  "Financial
Highlights" in the Prospectus for the Federated Muni and Stock Advantage Fund and under the caption "Independent Registered Public Accounting Firm" in the Statement of Additional Information for the Federated Muni and Stock Advantage Fund in Post-Effective Amendment Number 65 to the Registration Statement (Form N-1A, No. 33-3164) of Federated Income Securities Trust, and to the incorporation by reference of our report dated December 11, 2006 on Federated Muni and Stock Advantage Fund included in the Annual Report to Shareholders for the fiscal year ended October 31, 2006.


                                               /s/ ERNST & YOUNG LLP
                                               ERNST & YOUNG LLP


Boston, Massachusetts
December 26, 2006